EXHIBIT 10.3

Promissory Note

US$425,476,890	Dated: April 20, 2005

THE UNDERSIGNED, MITTAL STEEL USA ISG INC., a Delaware corporation (the “Payor”) received from MITTAL STEEL HOLDINGS N.V., together with its successors and assigns (the “Payee”) the principal amount of US$425,000,000. For value received, the Payor, HEREBY PROMISES TO PAY to the order of Payee the principal amount of (i) US$325,205,660 or such lesser amount as may from time to time be outstanding hereunder and be owing to the Payee by the Payor on April 27, 2005 (the “First Maturity Date”) and (ii) US$100,271,230 or such lesser amount as may from time to time be outstanding hereunder and be owing to the Payee by the Payor on May 20, 2005 (the “Second Maturity Date”, and together with the First Maturity Date, the “Maturity Date”), provided that if any payment hereunder is made prior to the due date thereof, such payment may be made at a an amount equal to the amount of the payment discounted for the period from the due date to the date of payment at the rate of 3.3% per annum based on a year of 365 days.

     The Payor agrees to pay interest on all amounts of principal not paid when due under this Promissory Note (whether at the Maturity Date or otherwise) until such amounts are paid in full, on demand, at a rate per annum equal to 2% per annum based on a year of 365 days. The interest accruing under this paragraph shall be immediately due and payable and shall be additional indebtedness hereunder.

     The Payor may, upon at least three days’ notice to the Payor, prepay at any time the outstanding aggregate principal amount of this Promissory Note in whole or in part, together with any applicable costs and expenses referred to above.

     All sums payable by the Payor under this Note shall be made in freely transferable, cleared and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by any applicable law, judicial or administrative order, or practice of any relevant governmental authority, or by any combination thereof. The Payee will pay any stamp tax (or similar tax or duty) levied or imposed upon it or upon the Payee in respect of the Payee’s execution or performance of this Promissory Note.

     The Payor shall make each payment hereunder not later than 11:00 a.m. (New York time) on the date when due in Dollars to the Payee at its address referred to below or to the bank account selected by the Payee from time to time in same day funds.

     In the event of an actual or deemed entry of an order for relief with respect to the Payor under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, this Promissory Note and all interest hereon shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Payor.

     No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder or under this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     This Promissory Note and the rights of the holder hereunder may be assigned (whether in whole or in part and whether to one or more than one persons) without the consent of the Payor; provided, however, the Payee shall, promptly after each such assignment, give notice thereof to the Payor.

     This Promissory Note shall be governed by, and construed in accordance with, the law of the state of New York.

     Any legal action or proceeding with respect to this Promissory Note may not be brought in the courts of the State of New York sitting in New York City or the United States for the Southern District of New York, and by execution and delivery of this Promissory note, the Payor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Payor irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Promissory Note or other documents related thereto. The Payor waives personal service of any summons complaint or other process, which may be made by any other means permitted by the law of such state.

     The Payor hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Promissory Note or in any way connected with or related to the dealings of the parties hereto or any of them with respect to this Promissory Note, or the Transactions related hereto, in each case whether now existing or hereafter arising, and whether founded in contact or tort or otherwise; and the Payor hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Promissory Note may file an original counterpart or a copy of this with any court as written evidence of the consent of the Payor to the waiver of its right to trial by jury.

[Remainder of Page Intentionally Left Blank; Signature Follows]

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MITTAL STEEL USA ISG INC.
By:	/s/ Michael G. Rippey
	Name:	Michael G. Rippey
	Title:	Executive Vice President

4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 Attention: Mr. Michael G. Rippey

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